As filed with the Securities and Exchange Commission on June 12, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HF FOODS GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6001 W. Market Street Greensboro, NC 27409 (336) 268-2080 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	81-2717873 (I.R.S. Employer Identification Number)

Zhou Min Ni

Chief Executive Officer

HF Foods Group Inc.

6001 W. Market Street
Greensboro, NC 27409

(336) 268-2080

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Giovanni Caruso Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 (212) 407-4866 (telephone number) (212) 937-3943 (facsimile number)	David B. Puryear, Jr. Puryear and Lingle, P.L.L.C. 5501-E Adams Farm Lane Greensboro, NC 27407 (336) 218-0227 (telephone number) (844) 459-6709 (facsimile number)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (“Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a Registration Statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, $0.0001 par value per share	(2)(3)	(2)	(2)	(2)
Preferred Stock, $0.0001 par value per share	(2)(3)	(2)	(2)	(2)
Debt Securities	(2)(3)	(2)	(2)	(2)
Warrants	(2)(3)	(2)	(2)	(2)
Rights (4)	(2)(3)	(2)	(2)	(2)
Total (1)			$20,000,000 (1)	$2,424(5)

(1) This Registration Statement includes $20,000,000 of securities which may be issued by the Registrant from time to time in indeterminate amounts and at indeterminate times. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. Also, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2) Not required to be included in accordance with General Instruction II.D. of Form S-3 under the Securities Act.

(3) Subject to footnote (1), there is also being registered hereunder such indeterminate amount of securities (including shares or other classes of the Registrant’s stock that may be issued upon reclassification of unissued, authorized stock of the Registrant) as may be issued in exchange for or upon conversion of, as the case may be, the other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, such other securities.

(4) Each right will represent rights to purchase shares of common stock or other securities covered by this registration statement.

(5) Calculated in accordance with Rule 457(o) under the Securities Act and paid herewith.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 12, 2019

PROSPECTUS

HF FOODS GROUP INC.

$20,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants
Rights

__________________

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, debt securities, warrants or rights having a maximum aggregate offering price of $20,000,000. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness.  You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is listed on the NASDAQ Capital Market under the symbol “HFFG.” Each prospectus supplement will contain information, where applicable, as to our listing on the NASDAQ Capital Market or on any other securities exchange of the securities covered by the prospectus supplement.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

An investment in our common stock involves a high degree of risk. See the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and in any Quarterly Report on Form 10-Q, as well as in any prospectus supplement related to these specific offerings.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2019

TABLE OF CONTENTS

PAGE

ABOUT THIS PROSPECTUS	1

PROSPECTUS SUMMARY	2

RISK FACTORS	4

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	5

USE OF PROCEEDS	7

DESCRIPTIONS OF THE SECURITIES WE MAY OFFER	8

PLAN OF DISTRIBUTION	21

LEGAL MATTERS	23

EXPERTS	23

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	23

WHERE YOU CAN FIND MORE INFORMATION	24

INFORMATION INCORPORATED BY REFERENCE	24

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $20,000,000. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the Registration Statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that Registration Statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

In this prospectus, unless otherwise indicated, “our company,” “HF Foods Group,” “we,” “us” or “our” refer to HF Foods Group Inc., a Delaware corporation, and its consolidated subsidiaries.

PROSPECTUS SUMMARY

This prospectus summary highlights certain information about our company and other information contained elsewhere in this prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, any prospectus supplement, including the section entitled “Risk Factors” and the documents incorporated by reference into this prospectus, before making an investment decision.

The Offering

This prospectus is part of a Registration Statement that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

●	common stock;
●	preferred stock;
●	debt securities, in one or more series; and/or
●	warrants exercisable for common stock or other securities; and/or
●	rights to purchase common stock or other securities.

in one or more offerings up to a total dollar amount of $20,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

Our Company

HF Foods Group Inc., acting through its subsidiaries, is a foodservice distributor operated by Chinese Americans, providing Chinese restaurants, primarily Chinese takeout restaurants located in the southeastern United States, with good quality food and supplies at competitive prices. Since our inception in 1997, fueled by increasing demand in the Chinese foods market segment, which our management believes is highly fragmented with unsophisticated competitors and has natural cultural barriers, we have grown our business and currently serve approximately 3,200 restaurant customers in ten states with our deep understanding of Chinese Culture and our business know-how in the Chinese community.

In the past 20 years’ operation, we have developed distribution channels throughout the southeastern United States. We have three distribution centers located in Greensboro, North Carolina, Ocala, Florida, and Atlanta Georgia, which comprise 400,000 square feet of total storage space, a fleet of 105 refrigerated vehicles for short-distance delivery, 12 tractors and 17 trailers for long-haul operations, and centralized inventory management and procurement, supported by an outsourced call center located in China for customer relationship management. We offer a variety of high quality products at competitive prices to our customers. Customers can benefit from our efficient supply chain to support such customer’s growth.

We offer one-stop service to Chinese restaurants with over 1,000 types of products, including fresh and frozen meats, Chinese specialty vegetables, sauces, and packaging materials for takeout restaurants. Chinese restaurants, especially small or takeout restaurants, can find almost all the products they need in our product lists, which can help them to save their workload to manage their purchase of inventory. We use an outsourced call center in Fuzhou, China, with 24 hour availability for sales and marketing, order placement and post-sales service, which reduces our operating costs, and offers service in Mandarin and Fuzhou dialect, in addition to English.

With 20 years operations, we have established a large supplier network and we maintain long-term relationships with many major suppliers. The procurement team is led by Zhou Min Ni, CEO of the Company, who has deep insight in the industry. The centralized procurement management system gives us negotiating power given the large procurement quantities, improves our turnover of inventory and account payables, and reduces our operating costs.

We plan to strategically consolidate our market segment by acquiring competitors, including other distributors and wholesalers, to expand our business into untapped regions around the United States and to eventually grow into a nationwide foodservice distributor. We will continue to invest in the management technology system to further improve our operational efficiency, accuracy and customer satisfaction. We will also explore value-added products such as semi-prepared products to help our customers upgrade their service.

Our principal executive offices are located at 6001 W. Market Street, Greensboro, NC 27409. Our website is located at www.hffoodsgroup.com, and our telephone number is (336) 268-2080. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement. Our website address is included in this document as an inactive textual reference only.

RISK FACTORS

Investing in our securities involves risk. The prospectus supplement applicable to a particular offering of securities will contain a discussion of the risks applicable to an investment in HF Foods Group and to the particular types of securities that we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and the risks described in our most recent Annual Report on Form 10-K for the year ended December 31, 2018, as amended from time to time, which is incorporated herein by reference, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “will” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected. Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, include without limitation:

●	Unfavorable macroeconomic conditions in the United States;
●	Competition in the food service distribution industry particularly the entry of new competitors into the Chinese/Asian restaurant market niche;
●	Increases in fuel costs;
●	Increases in commodity prices;
●	Disruption of relationships with vendors and increases in product prices;
●	US government tariffs on products imported into the United States, particularly from China;
●	Changes in consumer eating and dining out habits;
●	Disruption of relationships with or loss of customers;
●	Our ability to execute our acquisition strategy;
●	Availability of financing to execute our acquisition strategy;
●	Our ability to renew or replace the current lease of our warehouse in Georgia;
●	Control of the Company by our Chief Executive Officer and principal stockholder;
●	Failure to retain our senior management and other key personnel particularly, Zhou Min Ni and Chan Sin Wong;
●	Our ability to attract, train and retain employees;
●	Changes in and enforcement of immigration laws;
●	Failure to comply with various federal, state and local rules and regulations regarding food safety, sanitation, transportation, minimum wage, overtime and other health and safety laws;
●

Product recalls, voluntary recalls or withdrawals if any of the products we distribute are alleged to have caused illness, been mislabeled, misbranded or adulterated or to otherwise have violated applicable government regulations;

●	Failure to protect our intellectual property rights;
●	Any cyber security incident, other technology disruption or delay in implementing our information technology systems;
●	The development of an active trading market for our common stock; and
●	other factors discussed in “Item 1A. Risk Factors.” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other filings with the Securities and Exchange Commission (the "SEC") and public communications. We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included in this prospectus are made only as of the date hereof. Except as otherwise required by law, we undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise.

DIVIDEND POLICY

We have never declared or paid dividends on our common stock and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors and will depend on applicable law and then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include, but is not limited to, working capital, capital expenditures, research and development expenditures and acquisitions of new technologies or businesses. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

DESCRIPTIONS OF THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, material United States federal income tax considerations relating to the securities.

We may sell from time to time, in one or more offerings:

●	shares of our common stock;

●	shares of our preferred stock;

●	debt securities, in one or more series;

●	warrants exercisable for common stock or other securities; and/or

●	rights to purchase common stock or other securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Capital Stock

General

The following description of common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus but is not complete. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation, as may be amended from time to time, any certificates of designation for our preferred stock, that may be authorized from time to time, and our bylaws, as amended from time to time. The Delaware General Corporation Law may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

As of June 12, 2019, our authorized capital stock consists of 30,000,000 shares of common stock, par value $0.0001 per share, of which 22,167,486 shares were issued and outstanding, and 1,000,000 shares of preferred stock, par value $0. 0001 per share, none of which were issued and outstanding. The authorized and unissued shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of our common stock.

Common Stock

Our holders of record of our common stock are entitled to one vote for each share held on all matters to be voted on by stockholders. The members of our board of directors will generally serve for a term of one year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Our common stock is listed on the NASDAQ Capital Market under the symbol “HFFG.” The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, New York, New York.

Preferred Stock

Our board of directors may determine or alter for each class of preferred stock the voting powers, designations, preferences, and special rights, qualifications, limitations, or restrictions as permitted by law. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. Having the ability to issue preferred stock provides flexibility in connection with possible acquisitions and other corporate purposes, but could also, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock.

Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we issue in the certificate of designation relating to that series.  We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock to be offered under this prospectus.  This description of the preferred stock in the certificate of designation and any applicable prospectus supplement will include:

●	the title and stated value;

●	the number of shares being offered;

●	the liquidation preference per share;

●	the purchase price per share;

●	the currency for which the shares may be purchased;

●	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●

whether the preferred stock will be convertible into our common stock or other securities of ours, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

●	voting rights, if any, of the preferred stock;

●	preemption rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●

any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

When we issue shares of preferred stock, the shares will be fully paid and non-assessable.

Certain Anti-Takeover Effects of Delaware Law and Provisions of Our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

●

Filling board vacancies. Any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum, or by the sole remaining director.

●

Meetings of stockholders. Our certificate of incorporation and our bylaws provide that only our board of directors, the Chairman of the board of directors, or the President may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders.

●

Blank check preferred stock. Our certificate of incorporation authorizes 1,000,000 shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring, or preventing a change in control of us.

In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Because of these provisions, persons considering unsolicited tender offers or other unilateral takeover proposals may be more likely to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. As a result, these provisions may make it more difficult for our stockholders to benefit from transactions that are opposed by an incumbent board of directors.

Debt Securities

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus.  While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement.  The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.   As of the date of this prospectus, we have no outstanding registered debt securities.

We will issue senior notes under a senior indenture, which we will enter into with the trustee to be named in the senior indenture.  We will issue subordinated notes under a subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture.  We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part.  We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939.  We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.  We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities.  Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth:

●	the title;

●	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

●	the maturity date;

●

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●

the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●

the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

●

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability and/or the ability of our subsidiaries to, among other things,:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders and affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

●	the procedures for any auction and remarketing, if any;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	if other than dollars, the currency in which the series of debt securities will be denominated; and

●

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period.  We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option.  We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets.  However, any successor of ours or the acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures in the forms initially filed as exhibits to the registration statement with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;

●

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.  If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.  Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity.  The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●

subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

●

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and

●

the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “—Consolidation, Merger or Sale”;

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●

to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;

●

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.  However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except that the following obligations survive until the maturity date or the redemption date:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust; and

●	appoint any successor trustee;

and the following obligations survive the maturity date or the redemption date:

●	recover excess money held by the debenture trustee; and

●	compensate and indemnify the debenture trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.  The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose.  Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities.  We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●

issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture.  Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check that we will mail to the holder or by wire transfer to certain holders.  Unless we otherwise indicate in a prospectus supplement, we will designate the corporate office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series.  We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.  We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.  The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness that we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

Warrants

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●

in the case of warrants to purchase common stock or preferred stock, the number or amount of shares of common stock or preferred stock, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

●	the manner of exercise of the warrants, including any cashless exercise rights;

●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●

the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Any calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant, if any. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders. The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

Rights

The complete terms of the rights will be contained in the rights agreements we enter into with rights agents. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the rights agreements and any related documents. You also should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

This section describes the general terms of the rights to purchase common stock or other securities that we may offer to stockholders using this prospectus. Further terms of the rights will be stated in the applicable prospectus supplement (or applicable free writing prospectus). The following description and any description of the rights in a prospectus supplement (or applicable free writing prospectus) may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

Rights may be issued independently or together with any other security and may or may not be transferable. As part of any rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue rights, each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. Further terms of the rights will be stated in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights. The rights agreements and rights certificates will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. See “Where You Can Find Additional Information” for information on how to obtain copies of the rights agreements and rights certificates.

The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including the record date for stockholders entitled to the rights distribution, the number of rights issued and the number of shares of common stock that may be purchased upon exercise of the rights, the exercise price of the rights, the date on which the rights will become effective and the date on which the rights will expire, and any applicable U.S. federal income tax considerations.

In general, a right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

●	the record date for stockholders entitled to receive the rights;

●	the number of shares of common stock or other securities that may be purchased upon exercise of each right;

●	the exercise price of the rights;

●	the terms for changes to or adjustments in the exercise price, if any;

●	whether the rights are transferable;

●	the period during which the rights may be exercised and when they will expire;

●	the steps required to exercise the rights;

●	whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments;

●

whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement;

●	our ability to withdraw or terminate the rights offering;

●	any material United States federal income tax consequences; and

●	other material terms, including terms relating to transferability, exchange, exercise or amendment of the rights.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if, and if required, any dealers or agents;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed or traded.

 We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act. No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the offering of the securities.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for trading as quoted on the Nasdaq Capital Market. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Loeb & Loeb LLP, New York, New York. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The audited financial statements as of and for the two years ended December 31, 2018 have been incorporated by reference in this prospectus in reliance upon the report of Friedman LLP, an independent registered public accounting firm and their authority as experts in accounting and auditing.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 145 of the DGCL provides that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by us or in our right) by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that we similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by is or in our right to procure judgment in our favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, lawsuit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Our certificate of incorporation, as amended, limits the liability of our directors to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with certain of our directors and officers whereby we have agreed to indemnify those directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the our company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interests of our company.

We have director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act. Our certificate of incorporation and bylaws also provide that we will indemnify our directors and officers who, by reason of the fact that he or she is one of our officers or directors of our company, is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative related to their board role with the company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any subsequent prospectus supplements do not contain all of the information in the Registration Statement. We have omitted from this prospectus some parts of the Registration Statement as permitted by the rules and regulations of the SEC. Statements in this prospectus concerning any document we have filed as an exhibit to the Registration Statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information that we file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov. In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnished them to the SEC. Our Internet site can be found at http:www.hffoodsgroup.com. Our website is not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

We have elected to incorporate certain information by reference into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to other documents we have filed or will file with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any statements in the prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

●	Our Current Report on Form 8-K dated May 31, 2019, filed with the SEC on June 4, 2019;

●	Our Current Report on Form 8-K dated April 18, 2019, filed with the SEC on April 24, 2019;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 15, 2019;

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on April 1, 2019;

●	Our definitive proxy statement for the 2019 Annual Meeting of Stockholders, filed with the SEC on April 30, 2019; and

●	The description of our common stock set forth in the Registration Statement on Form 8-A12B filed on August 8, 2017.

All documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement that contains this prospectus and prior to the termination of the offering (except in each case the information contained in such document to the extent “furnish” and not “filed”), shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

PROSPECTUS

HF FOODS GROUP INC.

$20,000,000

Common Stock

Preferred Stock

Debt Securities
Warrants

Rights

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth our costs and expenses in connection with the registration for resale of our common stock as described in this registration statement. None of such costs were borne by the Selling Stockholder. All of the amounts shown are estimates except the Commission Registration Fee and the FINRA filing fee.

AMOUNT
SEC registration fee	$2,424
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent fees and expenses	*
Miscellaneous expenses	*
Total

* Estimated expenses not presently known.

Item 15. Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue, or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

Our bylaws provide that we will indemnify, to the fullest extent permitted by the Delaware General Corporation Law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person for whom he is the legal representative, is or was one of our directors or officers or, while serving as one of our directors or officers, is or was serving at our request as a director, officer, employee, or agent of another corporation or of another entity, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person, subject to limited exceptions relating to indemnity in connection with a proceeding (or part thereof) initiated by such person. Our bylaws that will be in effect upon completion of this offering will further provide for the advancement of expenses to each of our officers and directors.

Our certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may be amended from time to time, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Under Section 102(b)(7) of the Delaware General Corporation Law, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty can be limited or eliminated except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividend or unlawful stock purchase or redemption); or (iv) for any transaction from which the director derived an improper personal benefit.

We also maintain directors and officers insurance policies which cover certain liabilities arising out of claims based on acts or omissions of our directors or officers in their capacities as directors or officers, whether or not we would have the power to indemnify such person against such liability under the Delaware General Corporation Law or the provisions of our certificate of incorporation or bylaws.

We have entered into indemnification agreements with each of our directors and our executive officers. These agreements will provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and by our certificate of incorporation and bylaws.

Item 16. Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 11, 2017)
3.2

Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 27, 2018)

3.3	Bylaws (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on July 28, 2017)
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on July 28, 2017)
4.2	Certificate of designation for preferred stock, if any. (1)
4.3	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any.
4.4	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any.
4.5	Form of debt securities, if any. (1)
4.6	Form of warrants, if any. (1)
4.7	Form of right agreement, if any. (1)
5.1	Opinion of Loeb & Loeb LLP
23.1	Consent of Friedman LLP
23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature pages to the registration statement)

(1)     To the extent applicable, to be filed by a post-effective amendment or as an exhibit to a document filed under the Exchange Act and incorporated by reference herein.

Item 17. Undertakings.

a.	The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

Provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act to any purchaser:

i.

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

b.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

d.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Greensboro, State of North Carolina on June 12, 2019.

HF FOODS GROUP INC.

By:	/s/ Zhou Min Ni
	Name:	Zhou Min Ni
Chairman of the Board of Directors
	Title:	and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Zhou Min Ni and Caixuan Xu, and each of them acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on June 12, 2019.

Signature	Title	Date

/s/ Zhou Min Ni	Chairman and Chief Executive Officer	June 12, 2019
Zhou Min Ni	(Principal Executive Officer)

/s/ Caixuan Xu	Chief Financial Officer	June 12, 2019
Caixuan Xu	(Principal Financial and Accounting Officer)

/s/ Chan Sin Wong	Director	June 12, 2019
Chan Sin Wong

/s/ Ren Hua Zheng	Director	June 12, 2019
Ren Hua Zheng

/s/ Hong Wang	Director	June 12, 2019
Hong Wang

/s/ Michael Sherman	Director	June 12, 2019
Michael Sherman

/s/ Zhehui Ni	Director	June 12, 2019
Zhehui Ni